Exhibit 99.2

Press Release

Contact:

Ron Ratner

786-787-0441

ron@xbev.com

XSTREAM BEVERAGE NETWORK, INC.  ANNOUNCES RESTRUCTURING PROGRAM

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Company Appoints Interim CEO

FORT LAUDERDALE, Fla., August 6, 2007 - In an effort to improve its short- and long-term financial condition and create greater shareholder value, XStream Beverage Network, Inc. (OTC Bulletin Board: XSBV) today announced a comprehensive restructuring program.

The Company further announced it has named Ron Ratner as interim president and CEO of the Company and a member of its board of directors.  Most recently Ratner served as Executive Vice President of Networth Acquisitions Inc.

“The recent sale by XStream of it’s Maryland distribution center, Xstream Beverage Network of Maryland, Inc., is a is a step in the right direction in changing the companies focus. By not having to worry about distribution we can now concentrate on our brands” said Ratner.

Ratner went on to say “I am very optimistic about this new direction and will continue to work with our debt holders, the majority of which have been very cooperative in our efforts to bring about an effective and mutually agreeable resolution of any outstanding matters”.

Xstream is also currently involved in discussions with several companies, as possible acquisition or merger candidates.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include failure to complete successfully the development of new or enhanced products, the successful implementation of acquisition program, the Company’s future capital needs, the success of competitive products, fluctuations in costs, changes in consumer preferences and other items described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update any statements in this press release.